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                                                                   Exhibit 10.27

                       EMPLOYMENT AND CONSULTING AGREEMENT

     This Employment and Consulting Agreement (the "Agreement") is entered into between Pinnacle Entertainment, Inc., a Delaware corporation (the "Company"), and G. Michael Finnigan ("Finnigan") as of April 11, 2002 in accordance with the parties' mutual desire to extend Finnigan's current employment relationship with a subsidiary of the Company through December 31, 2002 and thereafter to convert Finnigan's relationship with the Company into a consulting relationship.

     1. Finnigan's current employment as President and Chief Executive Officer of Realty Investment Group, Inc. will continue on the same terms as those currently applicable to such employment until December 31, 2002. Upon termination of such employment on such date, Finnigan will be eligible to receive such bonus or additional option grants, if any, as the Board of Directors of the Company may determine to award in its sole discretion.

     2. Effective January 1, 2003, Finnigan will be retained by the Company hereunder as a consultant for a five-year term ending December 31, 2007. As consideration for Finnigan's services and for the promises described in this Agreement, the Company shall compensate Finnigan at the rate of $400,000 per year, payable monthly. In addition, Finnigan shall be eligible to receive such bonus or additional option grants, if any, as the Board of Directors of the Company may determine to award in its sole discretion. Finnigan's existing options to purchase shares of the Company's common stock (and any new grants) shall remain outstanding throughout the term of the consultancy and shall be exercisable in accordance with their terms and for a three year term thereafter (or the remaining life of the options, if shorter). In addition, during the term of the consultancy, Finnigan will continue to receive at the Company's expense such fringe and health benefits and perquisites as are available to Finnigan currently. If continued participation in one or more of these fringe benefits is not possible due to legal or other constraints, the Company shall provide Finnigan with sufficient funds on a monthly basis to enable Finnigan to secure fringe benefits, on an after-tax basis, substantially similar to those to which Finnigan was entitled immediately prior to termination of his employment.

     3. During the term of the consultancy, Finnigan will provide to the Company and its affiliates executive consulting services similar in nature to services previously provided by Finnigan at such times and in such locations as the Company and Finnigan may mutually agree. The Company acknowledges and agrees that Executive shall be free to accept other employment during the term of the consultancy and that his inability or unwillingness to perform consulting services requested by the Company due to conflicting work, personal commitments or otherwise shall not be cause for termination of this agreement. To the extent travel is required in connection with Finnigan's services, such travel shall be at the Company's expense.

     4. Finnigan agrees that, during the duration of the consultancy, he will be bound by the same rules and duties, including the duty of loyalty, as are employees of the Company generally. In addition, Finnigan agrees that he will not engage in any activities



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which are directly or indirectly inconsistent with his status as a consultant to the Company nor will he disclose during the period of the consultancy or thereafter any confidential or proprietary information gained during or as a result of his employment by or consultancy with the Company. Finnigan also agrees that, when his consultancy with the Company under this Agreement ends, he will immediately deliver to the Company any documents and materials, of whatever nature, relating to the Company, its products and/or its services which he acquired during the period of his consultancy or which were otherwise in his possession.

     5. During the term of the consultancy, Finnigan may pursue other business interests but shall not directly or indirectly compete as an officer, director, employee, consultant or shareholder of any gaming company which competes with the Company's gaming businesses. Notwithstanding the foregoing, Finnigan may have passive interests not to exceed 3% in each case in publicly traded companies engaged in the gaming business.

     6. Finnigan shall have the right at any time to designate any person(s) or trust(s) as beneficiaries to whom any benefits payable under this Agreement shall be made in the event of Finnigan's death prior to the distribution of all benefits due Finnigan under this Agreement. Each beneficiary designation shall be effective only when filed in writing with the Company during Finnigan's lifetime. If Finnigan designates more than one beneficiary, distributions of cash payments shall be made in equal proportions to each beneficiary unless otherwise provided for in Finnigan's beneficiary designation. The filing of a new beneficiary designation shall cancel all designations previously filed. Any finalized marriage or divorce (other than common law marriage) of Finnigan's subsequent to the date of filing a beneficiary designation shall revoke such designation unless (a) in the case of divorce, the previous spouse was not designated as beneficiary, and (b) in the case of marriage, Finnigan's new spouse had previously been designated as beneficiary. If Finnigan fails to designate a beneficiary as provided for above, or if the beneficiary designation is revoked by marriage, divorce or otherwise without execution of a new designation, or if the beneficiary designated by Finnigan dies prior to distribution of the benefits due Finnigan under this Agreement, the Company shall direct the distribution of any benefits due under this Agreement to Finnigan's estate.

     7. In the event of a "change of control" with respect to the Company, any unvested options then held by Finnigan shall immediately become exercisable and Finnigan may terminate this Agreement by written notice to the Company at anytime thereafter. Upon such termination, the Company shall pay to Finnigan a lump sum payment of the amounts payable to Finnigan pursuant to paragraph 2 through the end of the term of this Agreement (whether or not a change of control occurs prior to commencement of the consultancy portion of this agreement). For purposes of this Agreement, a change of control shall mean (a) a sale of all or substantially all of the property of the Company; (b) a sale to any one person, corporation, entity or group of stock possessing more than thirty percent (30%) of the aggregate voting power of the then outstanding stock of the Company to another person, corporation or entity; (c) a change in the majority of the Board of Directors which is not approved by a majority of the members of the Board of Directors as



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of the date of this Agreement or directors whose election or appointment to the
Board of Directors is approved by directors; (d) the dissolution for liquidation of the Company; or (e) the reorganization, merger or combination of the Company with one or more corporations or entities unless the Company's shareholders immediately before such reorganization, merger or combination own stock or equity possessing more than 50% of the voting power of the stock or equity of the surviving corporation or entity in substantially the same proportions after such reorganization, merger or combination as they owned in the Company immediately before such reorganization, merger, or combination.

     8. The Company may assign its rights and delegate its duties under this Agreement. Finnigan may assign his rights under this Agreement only with the Company's prior written consent or as provided herein. Finnigan may not delegate his duties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, except as otherwise provided herein.

     9. At the end of the consultancy, Finnigan may purchase any of the furniture or equipment he has been principally using at its then depreciated book value.

     10. This Agreement constitutes the total and complete agreement of the parties and supersedes all prior and contemporaneous understandings and agreements heretofore made, and there are no other representations, understandings or agreements. The provisions of this Agreement may not be waived, altered, amended or repealed in whole or in part except by the signed written consent of the parties sought to be bound by such waiver, alteration, amendment or repeal. The failure or delay on the part of the Company or Finnigan to exercise any right or remedy, power or privilege hereunder shall not operate as a waiver thereof. A waiver, to be effective, must be in writing and signed by the party making the waiver. A written waiver of default shall not operate as a waiver of any other default or of the same type of default on a future occasion.

     11. This Agreement and all subsequent agreements between the parties shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of California.

     12. This Agreement may be executed in one of more counterparts, each of which shall be deemed and original, but all of which shall together constitute one and the same instrument.


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     Executed May 14, 2002 and effective as of the 10th day of April, 2002.

                                 PINNACLE ENTERTAINMENT, INC.

                                 /s/ Daniel R. Lee
                                 ---------------------------------------
                                 By:  Daniel R. Lee
                                 Its: Chief Executive Officer



                                 /s/ G. Michael Finnigan
                                 ----------------------------------------
                                 G. Michael Finnigan


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                                                      Address for notices